EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161023 on Form S-3 of our report dated September 7, 2010, which report is included in Form 10-K for Consumers Bancorp, Inc. for the year ended June 30, 2010.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

September 7, 2010